Exhibit 99.2

Economic and Real Estate Outlook Raymond Torto, CRE, Ph.D. Global Chief Economist Asieh Mansour, Ph.D. Head of Americas Research

Asia-Pac Leads, Europe Lags Source: IHS Global Insight as of Q3 2011. Forecast 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 - 8 - 6 - 4 - 2 0 2 4 6 8 10 World Asia-Pacific Europe United States Real GDP Year-over-Year % Change

A World of Divergence Source: Oxford Economics, Q2 2011 % Change in Real GDP per Person Q2 2007 to Q2 2011 -15% -10% - 5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% China India Argentina Poland Brazil South Korea Singapore Thailand Malaysia Chile Russia Australia Germany Sweden Netherlands Switzerland Belgium Canada France Portugal USA Norway Denmark Japan Spain UK Italy Greece Ireland

U.S. Outlook: Modest Growth and No Recession Real GDP Growth (Left scale, annualized percent change) Unemployment Rate (Right scale, percent) 8 6 4 2 0 -2 -4 -6 -8 2001 2003 2005 2007 2009 2011 2013

(Percent change, annualized rate) U.S. Employment Will Slowly Recover Regaining Its December 2007 Peak in Early 2015 4 2 0 -2 -4 -6 -8 2000 2002 2004 2006 2008 2010 2012 2014

CBRE Global Capital Value Index Source: CBRE Research, NCREIF. 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 60 80 100 120 140 160 180 200 220 240 2001.1 2001.2 2001.3 2001.4 2002.1 2002.2 2002.3 2002.4 2003.1 2003.2 2003.3 2003.4 2004.1 2004.2 2004.3 2004.4 2005.1 2005.2 2005.3 2005.4 2006.1 2006.2 2006.3 2006.4 2007.1 2007.2 2007.3 2007.4 2008.1 2008.2 2008.3 2008.4 2009.1 2009.2 2009.3 2009.4 2010.1 2010.2 2010.3 2010.4 2011.1 2011.2 2011.3 Global USA Asia Pacific Europe Index Q1 2001 = 100

CBRE Global Office Rent Index Source: CBRE Research. 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 60 80 100 120 140 160 180 Global Americas Asia Pacific Europe Index Q1 2001 = 100

Low Completions Environment Throughout the Recovery Job Growth to Completions Rate, Ratio Source: CBRE-EA as of Q3 2011. U.S. Office Market 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 1986

Risks Three sources of risk dominate the outlook Policymakers may now have limited ability to aggressively stimulate the economy whether through fiscal or monetary policy European disunion and sovereign debt crises weighing on market sentiment Premature fiscal tightening in the U.S. Mounting risks continue to weigh on markets but driven more by fear rather than macroeconomic fundamentals

Sustained but Modest Growth Two-year economic recovery continues to shape our commercial real estate outlook Improvements in real estate fundamentals trail the capital market recovery Record-low interest rates have driven more capital to real estate, compressing cap rates for the prime product across all global markets Recovery of real estate values/prices has been surprisingly swift The office sector, however, continues to suffer from high vacancy and slow rent growth Performance of the global economy will ultimately resolve dichotomy between real estate fundamentals and capital markets